As filed with the Securities and Exchange Commission on May 26, 2011

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Williams Controls, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1099587
(State or other jurisdiction of	(IRS Employer
of incorporation or organization)	Identification No.)

14100 SW 72nd Avenue

Portland, Oregon 97224

(Address of principal executive offices) (Zip Code)

Williams Controls, Inc. 2010 Restated Stock Option Plan

and

Williams Controls, Inc. 2010 Restated Formula Stock Option Plan for Non-Employee Directors

(Full title of the plan)

CSC The United States Corporation Service Company

1013 Centre Road

Wilmington, Delaware 19805

(800) 927-9800

(Name, address and telephone number of agent for service)

Copy to:

Marcus J. Williams

Davis Wright Tremaine LLP

2300 Wells Fargo Center

1300 SW Fifth Avenue

Portland, Oregon 97201

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value	320,000 shares (1)	$11.69 (2)	$3,740,800 (2)	$434.31

(1) This filing registers an additional 300,000 shares of the Registrant’s common stock reserved for issuance under the 2010 Restated Stock Option Plan and an additional 20,000 shares of the Registrant’s common stock reserved for issuance under the 2010 Restated Formula Stock Option Plan for Non-Employee Directors (together, the “Plans”). There are also registered an undetermined number of additional shares of common stock that may become available for purchase in accordance with the provisions of the Plans in the event of any future change in the outstanding shares of common stock as a result of a stock dividend, stock split or similar adjustment.

(2) Calculated pursuant to Rule 457(h)(1) and 457(c) for purposes of computing the registration fee, based on the average of the high and low sales prices of the common stock on May 23, 2011, as reported on the NASDAQ Global Market.

This Registration Statement also contains a reoffer prospectus for the purpose of registering reoffers and resales of up to 320,000 shares of the Registrant’s common stock on a continuous or delayed basis in the future by certain directors and officers of the Registrant who may be deemed to be affiliates (the “Selling Stockholders”) and who hold “control securities” as defined in Rule 405 of the Securities Act of 1933 (the “Securities Act”). The reoffer prospectus is a combined prospectus pursuant to Rule 429(a) of the Securities Act that also relates to 570,472 unsold shares that were previously issued to the Selling Stockholders under the Plans. The combined reoffer prospectus updates certain information regarding the ownership of our common stock by the Selling Stockholders and the number of shares of our common stock available for resale by each Selling Stockholder pursuant to the Plans as of May 25, 2011.

In accordance with Rule 429(a), this filing incorporates by reference Registration Statement No. 333-56591 on Form S-8, filed on June 11, 1998. Pursuant to Rule 457(h)(3), no additional filing fee is required to be paid with respect to the shares offered pursuant to the Plans which are offered for resale under the reoffer prospectus contained herein.

EXPLANATORY NOTE

Williams Controls, Inc. (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 300,000 shares of common stock reserved for issuance under the Company’s 2010 Restated Stock Option Plan, and an additional 20,000 shares of common stock reserved for issuance under the Company’s 2010 Restated Formula Stock Option Plan for Non-Employee Directors (together, the “Plans”). Unless the context requires otherwise, references herein to the Plans are intended to relate to the Plans as so defined, and to the equity compensation and incentive arrangements which the Plans amend and restate. The additional shares to be registered on this Registration Statement are of the same class as securities covered by Registration Statement No. 333-56591 on Form S-8 filed on June 11, 1998, the contents of which are incorporated herein by reference in accordance with General Instruction E to Form S-8.

This Registration Statement also includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and the requirements of Part I of Form S-3 which may be utilized for reofferings and resales by the Selling Stockholders on a continuous or delayed basis in the future of up to 890,472 shares of common stock that constitute “control securities.” The reoffer prospectus is a combined prospectus pursuant to Rule 429(a) of the Securities Act that relates to 320,000 shares registered under this Registration Statement and which may subsequently be issued to the Selling Stockholders under the Plans and also relates to 570,472 unsold shares that were previously issued to the Selling Stockholders under the Plans. The combined reoffer prospectus updates certain information regarding the ownership of our common stock by the Selling Stockholders and the number of shares of our common stock available for resale by each Selling Stockholder pursuant to the Plans as of May 25, 2011. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement will constitute Post-Effective Amendment No. 1 to Registration Statements No.

The reoffer prospectus does not contain all of the information included in the registration statement, certain items of which are contained in schedules and exhibits to the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission (the “Commission”). Statements contained in this reoffer prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

REOFFER PROSPECTUS

WILLIAMS CONTROLS, INC.

890,472 Shares of Common Stock

This reoffer prospectus relates to 890,472 shares of common stock of Williams Controls, Inc. (“Williams Controls” or the “Company”), $0.01 par value, which may be offered for sale from time to time by certain stockholders or their successors in interest (the “Selling Stockholders”). The Company will not receive any proceeds from the sale of shares of common stock pursuant to this reoffer prospectus. The Selling Stockholders have acquired, or will acquire in the future, the common stock pursuant to grants of restricted shares, incentive stock options or nonqualified stock options under the Company’s 2010 Restated Stock Option Plan (the “2010 Plan”) or pursuant to grants of nonqualified stock options under the Company’s 2010 Restated Formula Stock Option Plan for Non-Employee Directors (the “2010 Director Plan”), and these stockholders may resell all, a portion, or none of these shares of common stock from time to time.

The shares of common stock are “control securities” under the Securities Act of 1933, as amended (the “Securities Act”) before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the Selling Stockholders, on a continuous or delayed basis, to the public without restriction. Each stockholder who sells shares of our common stock pursuant to this reoffer prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act.

You should carefully read this reoffer prospectus and any accompanying prospectus supplement before you make your investment decision. The shares of common stock offered hereby may be sold from time to time directly by, or on behalf of, each Selling Stockholder in one or more transactions on the NASDAQ Global Market or on any stock exchange on which our common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. We are paying the expenses incurred in registering the Selling Stockholders’ shares, but all selling and other expenses incurred by each of the Selling Stockholders will be borne by that stockholder.

Investing in our common stock involves risks, which are detailed from time to time in the periodic reports that we file with the Securities and Exchange Commission (the “Commission”) and that we have incorporated herein by reference.

Our common stock is listed on the NASDAQ Global Market under the trading symbol “WMCO.” The last reported sale price of our common stock on the NASDAQ Global Market on May 23, 2011, was $11.75 per share.

Since the Company does not currently meet the registrant requirements for us of Form S-3, the amount of common stock which may be resold by means of this reoffer prospectus by each of the Selling Stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of the Company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this reoffer prospectus is May 26, 2011.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
WILLIAMS CONTROLS, INC.	6
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	7
RISK FACTORS	8
USE OF PROCEEDS	8
SELLING STOCKHOLDERS	9
PLAN OF DISTRIBUTION	11
LEGAL MATTERS	11
EXPERTS	11
ABOUT THIS PROSPECTUS	11
AVAILABLE INFORMATION	11
DOCUMENTS INCORPORATED BY REFERENCE	12

___________________________________

This prospectus incorporates important business and financial information about Williams Controls, Inc. that is not included in or delivered with this prospectus. You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning the Company at the following address: Williams Controls, Inc., Attention: Dennis E. Bunday, Executive Vice President, Chief Financial Officer and Secretary, 14100 SW 72nd Avenue, Portland, Oregon 97224; telephone (503) 684-8600. Copies of all documents requested will be provided without charge (not including the exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus).

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand the circumstances and terms of the offering and for complete information about Williams Controls, you should read this entire document and the information incorporated by reference, including the financial statements and the notes to the financial statements.

WILLIAMS CONTROLS, INC.

We are a Delaware corporation formed in 1988. Our principal executive offices are located at 14100 SW 72nd Avenue, Portland, Oregon 97224, and our telephone number is (503) 684-8600. Our subsidiaries are: Williams Controls Industries, Inc.; Williams (Suzhou) Controls Co. Ltd.; Williams Controls Europe GmbH; and Williams Controls India Private Limited.

General

We primarily design, manufacture and sell electronic throttle controls, pneumatic controls, and electronic sensors for heavy trucks, transit buses, off-road equipment and military applications. Electronic throttle controls send a signal proportional to throttle position to adjust the speed of electronically controlled engines. The use of electronically controlled engines is influenced primarily by emissions regulations, because electronically controlled engines generally produce lower emissions. The original applications of electronic engines and electronic throttle controls were in heavy trucks and transit buses in the United States and Europe in the late 1980’s. As a result of the continuing implementation of more stringent emissions standards worldwide, we believe demand for electronically controlled engines and electronic throttle control systems will continue to expand both geographically and into lower horsepower engines. China, India and Russia are implementing more stringent emissions standards for heavy trucks and transit buses. Additionally, countries around the world have adopted emissions regulations that we expect will continue to increase the use of electronic throttle controls in off-road equipment.

We also produce a line of pneumatic control products, which are generally sold to the same customer base as our electronic throttle controls. These pneumatic products are used for vehicle control system applications such as power take-offs, or PTOs, and air-control applications.

Electronic sensors are a significant component of our electronic throttle controls. The two principal sensor technologies are contacting and non-contacting. We have been producing contacting electronic sensors for use in our electronic throttle control systems since 2005 and began producing non-contacting sensors in 2006. Prior to 2005, we only used contacting sensors and we purchased those from third parties. In addition to internal use, we also have begun selling sensors as separate product lines.

We also design and manufacture a line of adjustable foot pedals and arm rests, and we are developing joysticks primarily for the off-road market. Adjustable foot pedals are devices that move the throttle, brake and, if applicable, the clutch pedal, closer or further away from the vehicle driver to compensate for driver heights. We have a licensing agreement for an adjustable pedal technology, which allows us to sell adjustable pedals in the medium and heavy truck and transit bus markets.

We sell the majority of our products directly to large heavy truck, transit bus and off-road original equipment manufacturers worldwide. Our largest customers include The Volvo Group, Paccar, Inc., Daimler Trucks NA, Navistar International Corporation, Caterpillar, Inc., and Bendix Commercial Vehicle Systems. We also sell our products through a network of independent distributors and representatives, which sell to smaller original equipment manufacturers (“OEMs”) and to truck and bus owners as replacement parts.

The markets for our products are highly competitive worldwide. The existing and developing worldwide heavy truck, transit bus and off-road markets will require competitive worldwide manufacturing capabilities. We believe our operating facilities in Portland, Oregon, Suzhou, China and Pune, India have us well positioned to meet the needs of these markets. In addition to our manufacturing facilities, we have sales offices in Shanghai, China and Munich, Germany. We also have exclusive distributor relationships in Japan, Korea and India to serve those markets.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, statements as to expectations, beliefs and strategies regarding the future. Such forward-looking statements may be included in, but not limited to, press releases, oral statements made with the approval of an authorized executive officer or in various filings made by the Company with the Commission. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to the factors set forth in this prospectus, including the sections titled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our 2010 Annual Report on Form 10-K and the other documents incorporated by reference in this prospectus, the following factors, among others, could cause actual results or outcomes to differ materially from the forward-looking statements:

•	A significant portion of our sales are derived from a limited number of customers, and results of operations could be adversely affected and stockholder value harmed if we lose any of these customers.
•	Reduced spending due to weakness in the financial and credit markets and uncertainties in the economy, domestically and internationally, may adversely affect our revenues and operating results.
•	Our products could be recalled, which could increase our costs and decrease our revenues.
•

We purchase component parts from suppliers and changes in the relationships with such suppliers, as well as increases in the costs of raw materials that comprise our component and/or the component parts, would adversely affect our ability to produce and market our products, which would adversely affect our profit margins, results of operations and stockholder value.

•	Our products could be subject to product liability claims by customers and/or consumers, which would adversely affect our profit margins, results of operations and stockholder value.
•	Our defined benefit pension plans are under-funded and, therefore, we may be required to increase our contributions to the plans, which would adversely affect our cash flows.
•	The market price of our stock has been and may continue to be volatile, which could result in losses for stockholders.
•	Current economic conditions could adversely affect our operations.
•

The soil and groundwater at our Portland, Oregon facility contains certain contaminants that may require us to incur substantial expense to investigate and remediate, which would adversely affect our profit margins, results from operations and stockholder value.

•

Complying with the laws applicable to the United States and foreign markets may become more difficult and expensive in the future, which could adversely affect our results of operations and stockholder value.

•	Fluctuations in the value of currencies could adversely affect our international sales, which would result in reduced revenues and stockholder value.
•	Political and economic instability in the foreign markets may make doing business there more difficult and costly, which could adversely affect our results of operations and stockholder value.

Any forward-looking statements should be considered in light of these and other risk factors. Words such as “anticipates,” “believes,” “forecast,” “potential,” “contemplates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Many of the important factors that will determine these results and values are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, Williams Controls assumes no obligation to update or revise any forward-looking statements.

RISK FACTORS

Investing in our common stock involves risks that could affect us and our business, as well as the industry in which we operate. Please see the risk factors in our Annual Report on Form 10-K, for the year ended September 30, 2010, which is incorporated by reference into this reoffer prospectus as well as additional periodic reports we file with the Commission. Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing our common stock, you should carefully consider the risks discussed in the documents incorporated by reference herein and the other information in this reoffer prospectus, the registration statement accompanying this reoffer prospectus and any applicable prospectus supplement. Each of the risks discussed could result in a decrease in the value of our common stock and your investment in our common stock

USE OF PROCEEDS

All proceeds from the sale of the common stock offered hereby will be for the accounts of the Selling Stockholders. We will not receive any of the proceeds from the sale from time to time of the common stock offered hereby. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by any Selling Stockholder will be borne by such Selling Stockholder.

SELLING STOCKHOLDERS

The Selling Stockholders have acquired and will in the future, acquire the common stock pursuant to grants of restricted shares and options under the Company’s 2010 Plan or the Company’s 2010 Director Plan. The table below sets forth the following information regarding the beneficial ownership of common stock held by the Selling Stockholders as of May 25, 2011: (i) the name and position of each Selling Stockholder who may sell common stock pursuant to this prospectus; (ii) the number of shares of common stock owned by each Selling Stockholder as of the date above; (iii) the number of shares of common stock offered under this prospectus, which includes shares of common stock that may be acquired upon the exercise of options or warrants previously issued to the Selling Stockholders under the Plans and shares of restricted stock granted to the Selling Stockholder pursuant to the Plans that are no longer subject to restrictions or that may be subject to restrictions that have not yet lapsed; and (iv) the amount and percentage of common stock to be owned by each such Selling Stockholder if such Selling Stockholder were to sell all of the shares of common stock which may be offered pursuant to this prospectus.

Name and Position of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering(1)	Number of Shares to be Offered(2)		Number of Shares Beneficially Owned After Offering(3)
		2010 Director Plan	2010 Plan
Patrick W. Cavanagh, President and Chief Executive Officer, Director	339,151	—	280,933	145,325	1.92%
R. Eugene Goodson, Director	164,503	9,996	42,499	114,840	1.56%
H. Samuel Greenawalt, Director	46,828	18,327	1,666	30,000	*
Douglas E. Hailey, Director	111,454	18,327	1,666	94,626	1.29%
Carlos P. Salas, Director	723,192	11,662	958	713,454	9.76%
Peter E. Salas, Director	1,822,391	11,662	958	1,812,653	24.80%
Donn J. Viola, Director	24,878	14,994	1,333	11,583	*
Dennis E. Bunday, Chief Financial Officer, Executive Vice President and Secretary	217,463	—	167,500	111,764	1.50%
Mark S. Koenen, Vice President, Sales and Marketing	72,485	—	88,515	8,243	*
Scott J. Thiel, Vice President, Engineering and Development	30,477	—	61,683	—	*
Ken D. Hendrickson, Vice President, Global Manufacturing	11,460	—	26,700	—	*
Total	2,763,294	84,968	674,411	2,241,500	N/A

* Less than 1%

(1)

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. All such information is based on information provided to us by the Selling Stockholders. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option or other right. Unless otherwise indicated below, each person has sole voting and investment power with respect to the shares shown as beneficially owned. Percentage of beneficial ownership is based on 7,297,726 shares of common stock outstanding on May 25, 2011.

(2)

For purposes of this table, the number of shares of common stock offered includes the number of shares of restricted stock and stock options granted to the security holder under the Plans, regardless of whether the restrictions on such shares of restricted stock have lapsed or all such stock options have fully vested. The number of shares of common stock offered does not include shares of common stock which may be acquired upon the exercise of options or shares of restricted stock that may be granted under the 2010 Plan in the future to the selling stockholders, which information is not currently known.

(3)

Assumes that each Selling Stockholder sells all shares registered under this registration statement. However, to our knowledge, there are no agreements, arrangements or understandings with respect to the sale of any of our common stock, and each selling stockholder may decide not to sell its shares that are registered under this registration statement.

Since the Company does not currently meet the registrant requirements for use of Form S-3, the amount of common stock which may be resold by means of this reoffer prospectus by each of the Selling Stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of the Company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

PLAN OF DISTRIBUTION

It is anticipated that the shares will be sold from time-to-time by the Selling Stockholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made over-the-counter on the NASDAQ Global Market or on any stock exchange on which our common stock may be listed at the time of sale, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

The shares may be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer for its account pursuant to this prospectus; or (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases. The Selling Stockholder may also sell shares directly to purchasers. Any broker or dealer may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the shares of common stock. Any commissions or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the Selling Stockholder or other party selling such shares. In order to comply with certain states’ securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. Sales of the shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, Selling Stockholders may sell shares of common stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the common stock offered hereby.

The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.

LEGAL MATTERS

Legal matters in connection with this offering, including, without limitation, the validity of the common stock offered hereby, are being passed upon for us by Davis Wright Tremaine LLP, Portland, Oregon.

EXPERTS

The consolidated financial statements of the Company incorporated into this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended September 30, 2010, as filed with the Commission on December 22, 2010, have been audited by Moss Adams LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus and in the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations, prospects and risks may have changed since those dates.

AVAILABLE INFORMATION

Williams Controls files annual, quarterly and special reports, proxy statements and other information with the Commission. Stockholders may inspect and copy these materials at the Public Reference Room maintained by the Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on the operation of the Public Reference Room. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov. Williams Controls maintains an Internet site at http://www.wmco.com/.

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus is part of a registration statement on Form S-8 that Williams Controls filed with the Commission in accordance with the requirements of Part I of Form S-3 and General Instruction C of the Instructions to Form S-8. The Commission allows this filing to “incorporate by reference” information that the Company previously filed with the Commission. This means the Company can disclose important information to you by referring you to other documents that it filed with the Commission. The information that is incorporated by reference is considered part of this prospectus, and information that the Company files later will automatically update and may supersede this information. For further information about the Company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

(a)         The Company’s annual report on Form 10-K for the fiscal year ended September 30, 2010, filed with the Commission on December 22, 2010.

(b)         The Company’s quarterly reports on Form 10-Q for the quarters ended December 31, 2010, filed with the Commission on February 9, 2011 and March 31 2011, filed with the Commission on May 12, 2011.

(c)          The Company’s reports on Form 8-K filed with the Commission on February 4, 2011, February 7, 2011, February 18, 2011, March 2, 2011 May 10, 2011 and May 17, 2011.

(d)         The description of the Company’s common stock set forth in the Company’s registration statement on Form S-1 (Commission File No. 333-125590), as amended, originally filed on June 7, 2005, and from the Form 8-K filed by the registrant on March 20, 2006 (Commission File No. 000-18083).

In addition, all documents filed by the Company subsequent to those listed above with the Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into the registration statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated by reference into the registration statement will be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference therein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the registration statement.

The Company will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference into the registration statement (other than exhibits to such information unless such exhibits are specifically incorporated by reference into the information that the registration statement incorporates). Written or oral requests for such information should be directed to: Williams Controls, Inc., Attention: Dennis E. Bunday, Executive Vice President, Chief Financial Officer and Secretary, 14100 SW 72nd Avenue, Portland, Oregon 97224, telephone (503) 684-8600.

The Company has not authorized any person to give any information or to make any representations in connection with sale of the shares by the Selling Stockholders other than those contained in this prospectus. You should not rely on any information or representations in connection with such sales other than the information or representations in this prospectus. You should not assume that there has been no change in the Company’s affairs since the date of this prospectus or that the information in this prospectus is correct as of any time after its date. This prospectus is not an offer to sell or a solicitation of an offer to buy shares in any state or under any circumstances in which such an offer or solicitation is unlawful.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated by reference into this registration statement:

(a)         The Company’s annual report on Form 10-K for the fiscal year ended September 30, 2010, filed with the Commission on December 22, 2010.

(b)         The Company’s quarterly reports on Form 10-Q for the quarters ended December 31, 2010, filed with the Commission on February 9, 2011 and March 31 2011, filed with the Commission on May 12, 2011.

(c)          The Company’s reports on Form 8-K filed with the Commission on February 4, 2011, February 7, 2011, February 18, 2011, March 2, 2011 May 10, 2011 and May 17, 2011.

(d)         The description of the Company’s common stock set forth in the Company’s registration statement on Form S-1 (Commission File No. 333-125590), as amended, originally filed on June 7, 2005, and from the Form 8-K filed by the registrant on March 20, 2006 (Commission File No. 000-18083).

In addition, all documents filed by the Company subsequent to those listed above with the Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference into this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, Article Ninth of the Registrant’s Certificate of Incorporation and Article V of the Registrant’s Restated Bylaws under certain circumstances provide for the indemnification of the Registrant’s officers, directors, employees and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnifications are provided for is contained herein, but that description is qualified in its entirety by reference to Article Ninth of the Registrant’s Certificate of Incorporation, Article V of the Registrant’s Restated Bylaws and the relevant Section of the Delaware General Corporation Law.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to the Registrant’s best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination that the applicable standard of conduct was met by the individual to be indemnified, which determination must be made in one of the following ways: (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by a vote of the stockholders.

The statutory provisions further provide that to the extent a director, officer, employee or agent is successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

Indemnification in connection with a proceeding by or in the right of the corporation in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in the corporation’s best interest and must not have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Registrant in which a director is adjudged liable to the Registrant, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Delaware law authorizes the Registrant to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to the Registrant a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by the corporation.

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under the Registrant’s Certificate of Incorporation, Bylaws, resolutions of its stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

The statutory provision cited above also grants the power to the Registrant to purchase and maintain insurance policies which protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. The Registrant has obtained and maintains insurance providing protection against liabilities imposed under the securities laws.

Article Ninth of the Registrant’s Certificate of Incorporation authorizes the Registrant to indemnify its directors, officers, employees and agents. Article V, Section 1 of the Registrant’s Restated Bylaws provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Article V, Section 3 of the Registrant’s Restated Bylaws authorizes the Registrant to indemnify its employees and agents to the extent authorized by the board of directors if such person would be entitled to indemnity had such person been a director or officer.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made and to the extent required by the Securities Act and the rules and regulations promulgated thereunder, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on May 26, 2011.

WILLIAMS CONTROLS, INC.

By:	/s/ PATRICK W. CAVANAGH
Patrick W. Cavanagh
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Patrick W. Cavanagh his true and lawful attorney-in-fact and agent, with full power of substitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that the attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

Principal Executive Officers:	Date:

/s/ PATRICK W. CAVANAGH	May 26, 2011
Patrick W. Cavanagh President, Chief Executive Officer and Director

/s/ DENNIS E. BUNDAY	May 26, 2011
Dennis E. Bunday Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)

/s/ R. EUGENE GOODSON	May 26, 2011
R. Eugene Goodson, Chairman of the Board

/s/ H. SAMUEL GREENAWALT	May 26, 2011
H. Samuel Greenawalt, Director

DOUGLAS E. HAILEY	May 26, 2011
Douglas E. Hailey, Director

/s/ CARLOS P. SALAS	May 26, 2011
Carlos P. Salas, Director

/s/ PETER E. SALAS	May 26, 2011
Peter E. Salas, Director

/s/ DONN J. VIOLA	May 26, 2011
Donn J. Viola, Director

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Certificate of Incorporation of the Registrant, as amended (Incorporated by reference to Exhibit 3.01 (a) to the Registrant’s quarterly report on Form 10-Q for the quarter ended December 31, 2006).

4.2

Certificate of Amendment to Certificate of Incorporation of the Registrant, dated February 27, 1995 (Incorporated by reference to Exhibit 3.01 (b) to the Registrant’s quarterly report on Form 10-Q for the quarter ended December 31, 2006).

4.3

Certificate of Amendment to Certificate of Incorporation of the Registrant, dated October 28, 2004 (Incorporated by reference to Exhibit 3.01 (c) to the Registrant’s quarterly report on Form 10-Q for the quarter ended December 31, 2006).

4.4

Certificate of Amendment to Certificate of Incorporation of the Registrant, dated February 22, 2005 (Incorporated by reference to Exhibit 3.01 (d) to the Registrant’s quarterly report on Form 10-Q for the quarter ended December 31, 2006).

4.5

Certificate of Amendment to Certificate of Incorporation of the Registrant, dated March 2, 2006 (Incorporated by reference to Exhibit 3.01 (e) to the Registrant’s quarterly report on Form 10-Q for the quarter ended December 31, 2006).

4.6

Restated By-Laws of the Registrant as amended July 1, 2002 (Incorporated by reference to Exhibit 3.6 to the Registrant’s quarterly report on Form 10-Q, Commission File No. 000-18083, for the quarter ended June 30, 2002).

4.7

Specimen Unit Certificate (including Specimen Certificate for shares of Common Stock and Specimen Certificate for the Warrants) (Incorporated by reference to Exhibits 1.1 and 1.2 to the Registrant’s Registration Statement on Form 8-A, Commission File No. 000-18083, filed with the Commission on November 1, 1989).

4.8

Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series C Preferred Stock, 15% Redeemable Non-Convertible Series (Incorporated by reference to the Registrant’s report on Form 8-K, filed on September 29, 2004).

5.1	Opinion of Davis Wright Tremaine LLP.

23.1	Consent of Moss Adams LLP.

23.2	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.1).

24.1	Power of Attorney (provided on the signature page hereto).

99.1

Williams Controls, Inc. 2010 Restated Formula Stock Option Plan for Non-Employee Directors (Incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A, filed with the Commission on January 19, 2010).

99.2	Williams Controls, Inc. 2010 Restated Stock Option Plan (Incorporated by reference to Appendix B to the Registrant’s Proxy Statement on Schedule 14A, filed with the Commission on January 19, 2010).